press release

February 17, 2011

Full Year 2010 Earnings

Proposed dividend per share up 25%

- **Solid set of results and robust balance sheet drive proposed dividend per share up 25%**
- **Substantial increase in new business margins in mature markets and strong sales development in high growth markets**
- **Strategic and organizational initiatives implemented in 2010 to improve AXA's profile and positioning in the future**

"In 2010, despite an environment which remained challenging throughout the year, AXA delivered a solid set of results with a strong improvement in new business profitability, a rebound in adjusted earnings and an increase in operating free cash flows. On this basis, AXA's Board of directors will propose a 25% increase in dividend to shareholders", **said Henri de Castries, Chairman and CEO of AXA.**

"2010 was also characterised by significant strategic moves and organizational changes. I would emphasize in particular our decisive developments in high growth markets, the partial sale of our life operations in the UK, the ramp up of our new organization by business line and the changes in our senior management teams."

"In 2011, AXA should benefit from an improving macro-economic outlook. In this context, our main business objectives will be to accelerate profitable growth and deliver productivity gains across business lines to support value creation and the improvement of group operating free cash flows, while successfully pursuing the reallocation of our capital towards growth oriented geographies or business segments."

Key figures

In Euro million unless otherwise noted	FY09	FY10	Change on a reported basis	Change on a comparable basis
Total revenues	90,124	**90,972**	+1%	-1%
NBV margin (%)	18.0%	**22.3%**	+4.3 pts	+2.8 pts
Underlying Earnings	3,854	**3,880**	+1%	-3%
Adjusted Earnings	3,468	**4,317**	+24%	+20%
Net income	3,606	**2,749**	-24%	-26%
Group operating free cash flow (Euro billion)	3.1	**3.7**	+18%	
Group Embedded Value per share (Euro)	13.4	**14.9**	+11%	
Dividend per share (Euro)	0.55	**0.69**	+25%	
Shareholders' equity	46,229	**49,698**	+8%	
Economic capital ratio	167%	**175%**	+8 pts	

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Contents

All comments are on a comparable basis (constant Forex, scope and methodology for activity indicators and constant Forex for earnings). 2010 APE and NBV of the sold UK operations are excluded from reported figures.

Revenues

- **Total Revenues** were down 1% to Euro 90,972 million (+1% on a reported basis).
- **Life & Savings** revenues were down 3% to Euro 56,923 million.

  APE[i] was down 2% to Euro 5,780 million, with lower sales mainly in France, Japan and the US, partly offset by strong performance in the UK (retained business only), SEA & China, Hong-Kong and CEE. High growth markets[ii] APE grew by 25%.

  Net inflows remained strong at Euro +8.4 billion with increases over FY09 mainly in Japan and CEE and decreases mainly in France and the US. High growth markets[2] showed strong net inflows amounting to Euro +1.9 billion (up Euro 0.5 billion vs. FY09).

  New Business Value (NBV[iii]) was up 12% to Euro 1,290 million, primarily due to improved product mix mainly benefiting from product redesign in the US and Japan.

  As a result, New Business margin significantly increased from 18.0% in FY09 to 22.3% in FY10.
- **Property & Casualty** revenues increased by 1.3% to Euro 27,413 million as the 3.9% growth in Personal lines (largely driven by a 3.8% average price increase) was partly offset by a 2.8% decrease in Commercial lines, where the 2.1% average price increase was more than offset notably by lower volumes from selective underwriting and reduced sum insured. Overall, the average price increase was 3.1%.
- **Asset Management** revenues were up 5% to Euro 3,328 million, mainly driven by higher average assets under management (up 3% vs. FY09). Assets Under Management of Euro 878 billion were up Euro 33 billion versus December 31, 2009, benefiting from positive market and forex impacts, partly offset by net outflows mainly from institutional clients.

Earnings

- **Underlying Earnings** were down 3% to Euro 3,880 million. Life & Savings Underlying Earnings grew by 1% driven by an improving investment margin and higher average unit-linked assets partly offset by a decrease in net technical margin mainly on Variable Annuity. Property & Casualty Underlying Earnings decreased 2% following a slight increase in combined ratio, up 0.2 pt to 99.1% (Current Year combined ratio improved by 2.0 pts more than offset by 2.2 pts lower positive prior year reserve developments). In Asset Management, Underlying Earnings fell by 26% mainly as a result of both a non-recurring 2009 tax benefit and a net provision in 2010 related to losses arising from AXA Rosenberg coding error, partly offset by higher average assets under management.
- **Adjusted Earnings** increased strongly by 20% to Euro 4,317 million, benefiting from both higher realized capital gains and lower impairment charges.
- **Net Income** was down 26% to Euro 2,749 million. Excluding the Euro 1,642 million exceptional loss related to the partial sale of the UK Life operations, net income was up 18% to Euro 4,391 million, mainly benefiting from higher Adjusted Earnings.

Group Embedded Value (EV), free cash-flow & Dividend

- **Group EV** was up Euro 3.7 billion to Euro 34.2 billion, or up 11% to Euro 14.9 per share.
- **Group Operating Free Cash Flow[iv]** was up from Euro 3.1 billion to Euro 3.7 billion.
- **A dividend** of Euro 0.69 per share (up 25% vs. FY09) will be proposed at the Annual General Meeting that will be held on April 27, 2011. The dividend is expected to be paid on May 4, 2011 with an ex-dividend date of April 29, 2011.

Balance sheet

- **Shareholders' equity** was Euro 49.7 billion, up Euro 3.5 billion vs. December 31, 2009, benefiting from Euro 1.5 billion increase in net unrealized capital gains, a positive Euro 1.0 billion from forex movements net of hedging instruments and Euro 2.7 billion net income for the period, partly offset by Euro 1.3 billion 2009 dividend payment and by Euro 0.4 billion increase in pension deficits.
- **Solvency I ratio** was 182% post-dividend, up 11 points vs. December 31, 2009, notably benefiting from Underlying Earnings (+17 points) partly offset by proposed dividend (-7 points).
- **Economic capital ratio** increased from 167% as at December 31, 2009 to ca. 175% as at December 31, 2010.
- **Debt gearing[v]** increased by 1 point to 28% mainly as a result of forex impact partly offset by earnings net of dividend.

Non-GAAP measures such as Underlying Earnings and Adjusted Earnings are reconciled to Net Income on page 9 of this release. AXA's 2010 financial statements have been examined by the Board of Directors on February 16, 2011 and are subject to completion of audit procedures by AXA's independent auditors.

Notes are on page 16

Revenues: Key figures						
				Change		
Euro million, except when otherwise noted	FY09	FY10	Change on a reported basis	Comp.(a) basis	*Scope & Other*	*FX impact(b)*
Life & Savings revenues	**57,620**	**56,923**	**-1.2%**	**-2.5%**	***-1.5%***	***+2.8%***
Net inflows (Euro billion)	8.6	8.4				
APE[1] (Group share)	6,188(d)	5,780	-6.6%	-2.4%	*-7.6%*	*+3.5%*
NBV[3] (Group share)	1,113(d)	1,290	+15.9%	+11.8%	*-1.8%*	*+5.9%*
NBV to APE margin (Group share)	18.0%	22.3%	+4.3 pts	+2.8 pts	*-0.2 pt*	*+1.7 pts*
Property & Casualty revenues	**26,174**	**27,413**	**+4.7%**	**+1.3%**	***+0.4%***	***+3.0%***
Asset Management revenues	**3,074**	**3,328**	**+8.2%**	**+5.0 %**	***+0.0%***	***+3.3%***
Net inflows (Euro billion)	-71.3	-64.1				
International Insurance revenues	**2,860**	**2,847**	**-0.4%**	**-2.9%**	***-0.2%***	***+2.7%***
Total revenues(c)	**90,124**	**90,972**	**+0.9%**	**-1.1%**	***-0.9%***	***+2.9%***

(a) Change on a comparable basis was calculated at constant FX and scope (mainly partial sale of UK Life operations).
(b) Mainly due to the depreciation of the Euro against main currencies.
(c) Include banking revenues up 16% to Euro 459 million in FY10 (vs. Euro 395 million in FY09).
(d) Of which Euro 540 million APE and Euro 30 million NBV of sold UK business, excluded in 2010.

Life & Savings

Life & Savings revenues were down 3% to Euro 56,923 million, with increases in MedLA and NORCEE more than offset by decreases in France, the US and Japan.

Continued positive net inflows (Euro +8.4 billion)

Net inflows remained strong at Euro +8.4 billion with increases over FY09 mainly in Japan and CEE and decreases mainly in France and the US.

Net Inflows by country/region		
Euro billion	FY09	FY10
France	+4.7	+2.8
NORCEE(a)	+2.4	+3.3
United States	+0.0	-1.1
United Kingdom(b)	-1.0	-0.5
Asia Pacific(c)	+0.5	+2.0
MedLA(d)	+2.0	+1.9
Total L&S Net Inflows	**+8.6**	**+8.4**
Of which high growth markets[2]	+1.3	+1.9
Of which mature markets	+7.4	+6.5

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central & Eastern Europe and Luxembourg
(b) UK Net Inflows, excluding with-profit funds, stood at Euro +0.3 billion at December 31, 2010.
(c) Asia Pacific: Australia, New Zealand, Hong Kong, Japan and South East Asia & China
(d) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Greece and Morocco.

High growth markets[2] showed strong net inflows amounting to Euro +1.9 billion (up Euro 0.5 billion vs. FY09), representing 14% of high growth markets[2] opening reserves.

New Business Volume (APE[1]) by country

APE[1] of the sold UK operations is excluded from 2010 reported figures.
Total APE was down 2% to Euro 5,780 million as the 5% decrease in mature markets was partly compensated by a strong increase in high growth markets[2] (+25%).

- In mature markets, lower sales in France (selective underwriting in Individual business and fewer large contracts in Group retirement business), in Japan (discontinuation of a lower margin protection product) and in the US (mainly lower "Accumulator" sales following product redesign, partly compensated by new "Retirement Cornerstone" sales) were partly offset by the UK (mainly driven by the success of the "Elevate" wrap platform) and Italy (in a context of low interest rates environment limiting the competitiveness of banking products, and tax amnesty).
- In high growth markets[2], strong performance across the board, notably in Indonesia, Hong-Kong and Thailand driven by higher sales of protection with savings products, as well as strong sales in Poland.

Unit-Linked share in APE was up 2 pts vs. FY09 at 35%.

Annual Premium Equivalent by country/region

Euro million	FY09	FY10	Change on a reported basis	Change on a comparable basis
France	1,602	1,384	-14%	-14%
United States	994	986	-1%	-5%
United Kingdom	926[(c)]	545	-41%	+36%
NORCEE [(a)]	1,156	1,239	+7%	-1%
of which Germany	*469*	*464*	*-1%*	*-1%*
of which Switzerland	*255*	*283*	*+11%*	*+2%*
of which Belgium	*264*	*218*	*-17%*	*-17%*
of which Central & Eastern Europe	*168*	*274*	*+63%*	*+16%*
Asia Pacific	1,013	1,073	+6%	-5%
of which Japan	*532*	*465*	*-13%*	*-18%*
of which Australia/ New Zealand	*269*	*283*	*+5%*	*-14%*
of which Hong Kong	*123*	*159*	*+30%*	*+25%*
of which South East Asia & China	*88*	*166*	*+88%*	*+58%*
MedLA[(b)]	497	553	+11%	+10%
of which Spain	*92*	*87*	*-5%*	*-5%*
of which Italy	*310*	*361*	*+16%*	*+16%*
of which other	*95*	*105*	*+11%*	*+4%*
Total Life & Savings APE[1]	**6,188**	**5,780**	**-7%**	**-2%**
ow mature markets	5,754	5,114	-11%	-5%
ow high growth markets[2]	434	667	+54%	+25%

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland and Central and Eastern Europe. Luxemburg's APE and NBV are not modelled.
(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Morocco and Greece.
(c) Of which Euro 540 million APE of sold UK business excluded in 2010 APE

New Business Value up 12%

New Business Value (NBV³)

NBV³ of the sold UK operations is excluded from 2010 reported figures.
NBV³ was up 12% to Euro 1,290 million, primarily due to:

- improved business mix mainly benefiting from product redesign in the US and Japan
- improved country mix mainly benefiting from increased contribution from high growth markets[2]
- change in operational assumptions mainly driven by France (projection of lower loss ratio for Protection business, based on positive experience in recent years), partly offset by
- lower volumes (APE[1] down 2%), increase in unit costs and expense base.

As a result, New Business margin was up from 18.0% to 22.3%.


18.0%
+3.0 pts
-1.9 pts
-0.3 pt
+3.5 pts
22.3%
FY09 NBV margin
Business mix
Expenses
Market conditions
FX, Country mix & Other
FY10 NBV margin

In high growth markets[2], NBV was up 30% to Euro 254 million mainly as a result of strong volume increases (APE up 25%). NBV margin stood at a strong level of 38.2%.

New Business Volume (APE) and margin (NBV margin) by business

Life & Savings: analysis by business				
	APE			NBV margin
Euro million	FY09	FY10	Change on a comparable basis	FY10
G/A Protection & Health	1,845	1,802	-4%	47%
G/A Savings	1,657	1,453	-11%	-1%
Unit-Linked	2,140[a]	1,776	+0%	23%
Mutual funds & Other	546	749	+20%	5%
Total	**6,188**	**5,780**	**-2%**	**22%**

(a) Of which Euro 478 million APE of sold UK business excluded in 2010 APE

- **G/A Protection & Health** APE was down 4% to Euro 1,802 million as strong sales in SEA & China and Hong-Kong were more than offset by Japan (discontinuation of a lower margin protection product) and France (selective underwriting in Health partly compensated by strong performance in individual Protection).
- **G/A Investment & Savings** APE was down 11% to Euro 1,453 million as a result of more selective sales in a low interest rates environment, in particular in France and Belgium.
- **Unit-Linked** APE was stable at Euro 1,776 million, with a positive performance across the board, especially in the UK (offshore bonds and individual pensions on retained business), CEE and SEA & China offset by the US (lower "Accumulator" sales) and France (lower large premiums in Group Retirement business partly offset by a 27% increase in Individual savings).
- **Mutual funds & Other** APE were up 20% to Euro 749 million driven by the UK (success of the "Elevate" wrap platform) and favourable market conditions in the US.

Property & Casualty

P&C revenues growth supported by tariff increases

Property & Casualty revenues increased by 1.3% to Euro 27,413 million as the 3.9% growth in Personal lines (largely driven by a 3.8% average price increase) was partly offset by a 2.8% decrease in Commercial lines, where the 2.1% average price increase was more than offset notably by lower volumes from selective underwriting and reduced sum insured. Overall, the average price increase was 3.1%.
Property & Casualty revenues increased strongly in high growth markets[2] (+6%) and Direct (+19%).

Net new personal contracts in high growth markets and Direct amounted to +835k and +458k respectively, representing 91% of total net new personal contracts which amounted to +1,415k.

Property & Casualty : IFRS revenues by country/region

In Euro million	FY09	FY10	Change on a reported basis	Change on a comparable basis
NORCEE[(a)]	7,907	8,085	+2%	-1%
of which Germany	*3,501*	*3,458*	*-1%*	*-1%*
of which Belgium	*2,130*	*2,099*	*-1%*	*-1%*
of which Switzerland	*2,154*	*2,327*	*+8%*	*-0%*
MedLA[(b)]	6,697	6,888	+3%	-0%
of which Spain	2,496	2,348	-6%	-6%
of which Italy	1,479	1,508	+2%	+2%
of which other	2,723	3,031	+11%	+4%
France	5,684	5,849	+3%	+3%
United Kingdom & Ireland	3,905	4,147	+6%	+3%
Canada	1,167	1,428	+22%	+6%
Asia	813	1,016	+25%	+7%
Total P&C revenues	**26,174**	**27,413**	**+5%**	**+1%**
of which mature markets	22,206	22,587	+2%	-0%
of which Direct	1,457	1,836	+26%	+19%
of which high growth markets[2]	2,511	2,990	+19%	+6%

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central an Eastern Europe and Luxembourg
(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.

Personal lines were up 3.9% mainly benefiting from a 3.8% average price increase.

- **Personal Motor revenues** (36% of total P&C revenues) increased by 5% mainly driven by the UK (+34%) following strong tariff increases, higher volumes and improved retention, mostly as a result of the success of both Swiftcover and AXA branded direct businesses. France was up 3%, mostly driven by tariff increases while Spain was down 7%, mainly due to both lower volumes as a result of severe price competition, and lower risk coverage partly compensated by price increases.

  Motor net new contracts amounted to +974k.

- **Personal Non-Motor revenues** (26% of total P&C revenues) increased by 3%, driven by France (+6%) largely attributable to price increases combined with positive portfolio developments, MedLA (+6%) with strong price increases in Mexico (Health) and in Spain (Health and Household), as well as Italy as AXA MPS household business benefited from the rebound of bank mortgage loan activity. This was partly offset by a decrease in Germany (-3%) due to the medical liability segment restructuring with tariff increases and selective underwriting.

  Household net new contracts amounted to +441k.

Commercial lines were down 2.8% as the 2.1% average price increase was more than offset notably by lower volumes from more selective underwriting and by reduced sum insured.

- **Commercial Motor revenues** (8% of total P&C revenues) were stable as increases, notably in the UK & Ireland (+10%), France (+2%) and Canada (+8%) were offset by Spain (-21%), reflecting tariff increase despite strong competition.
- **Commercial non-Motor revenues** (30% of total P&C revenues) decreased 3%, largely due to the UK (-11%) following AXA's exit from certain property accounts in a very competitive environment, Belgium (-7%) as a consequence of selective underwriting in workers compensation, partly offset by the Gulf Region (+14%) with a strong new business in Health.

Asset Management

Asset Management revenues supported by higher average assets under management (+3%) and higher average fees

- **Asset Management** revenues were up 5% to Euro 3,328 million, mainly driven by higher average assets under management (up 3% vs. FY09) and higher average management fees, reflecting mainly product mix shift at AllianceBernstein.
- **Assets Under Management** were up Euro 33 billion versus December 31, 2009 to Euro 878 billion[vi] mainly as a result of:
  - Net outflows of Euro -64 billion due to:
    - Euro -44 billion at AllianceBernstein, primarily in institutional clients segment (Euro -37 billion) mainly on equity investments and in the Retail segment (Euro -6 billion).
    - Euro -20 billion at AXA IM, mainly driven by AXA Rosenberg (Euro -29 billion) while other expertises experienced net inflows of Euro +9 billion.
  - Market impact of Euro +53 billion due to market recovery
  - Forex impact of Euro +41 billion due to depreciation of the Euro versus other currencies.

Assets Under Management Roll-forward

In Euro billion	Alliance Bernstein	AXA IM	Total
AUM at FY09	**346**	**499**	**845**
Net flows	-44	-20	-64
Market appreciation	+31	+22	+53
Scope & other impacts	+6	-3	+3
Forex impact	+24	+18	+41
AUM at FY10	**362**	**516**	**878**
Average AUM over the period	**362**	**501**	**863**
Change of average AUM on a reported basis	+10%	+4%	+7%
Change of average AUM on a comparable basis	+6%	+2%	+3%

International Insurance

International Insurance revenues were down 3% to Euro 2,847 million, mainly reflecting strict underwriting discipline and portfolio pruning at AXA Corporate Solutions Assurance.

International Insurance IFRS revenues

In Euro million	FY09	FY10	Change on a reported basis	Change on a comparable basis
AXA Corporate Solutions Assurance	1,930	1,931	+0.0%	-2.9%
AXA Assistance	765	772	+0.8%	-2.0%
Other International activities	165	145	-12.1%	-8.6%
Total International Insurance	**2,860**	**2,847**	**-0.4%**	**-2.9%**

Earnings : Key figures

In Euro million	FY09	FY10	Change	
			Reported	on a comparable basis
Life & Savings	2,336	2,455	+5%	+1%
Property & Casualty	1,670	1,692	+1%	-2%
Asset Management	355	269	-24%	-26%
International Insurance	286	290	+1%	+0%
Banking	(2)	9	na	na
Holdings[vii]	(793)	(836)	-5%	-5%
Underlying Earnings[viii]	**3,854**	**3,880**	**+1%**	**-3%**
Realized capital gains	725	920		
Impairments	(1,028)	(379)		
Equity portfolio hedging	(83)	(104)		
Adjusted Earnings[8]	**3,468**	**4,317**	**+24%**	**+20%**
Change in fair value	612	185		
Of which impact from credit spreads & interest rates	*1,116*	*(42)*		
Of which impact from equities & alternative assets	*(206)*	*224*		
Of which impact from ABS	*63*	*131*		
Of which effects related to balance sheet protection items	*(361)*	*(129)*		
including interest rate derivatives	*(107)*	*(89)*		
including FX and related derivatives (excluding Forex on impairments)	*149*	*(9)*		
including equity & real estate derivatives	*(403)*	*(31)*		
Exceptional and discontinued operations	(202)	(1,616)		
Other	(273)	(138)		
Net income	**3,606**	**2,749**	**-24%**	**-26%**

Earnings per share

In Euro	FY09 restated*	FY10	Reported
Underlying EPS[ix]	1.67	1.57	-6%
Adjusted EPS[9]	1.49	1.77	+18%
Net income per share**	1.56	1.08	-31%

Underlying Earnings, Adjusted Earnings, NBV and items of the analysis of change in fair value are non-GAAP measures and as such are not audited

* Following AXA's rights issue in 4Q09, the average number of shares has been restated to take into account an adjustment factor of 1.023. In the average number of shares calculation, the adjustment factor has been applied on outstanding shares prior to the date of the capital increase leading to an adjustment on average number of shares of 48.4 million shares as of December 31, 2009. As of December 31, 2010, total net outstanding number of shares was 2,295 million and average fully diluted number of shares was 2,275 million.

** Revised net income per share takes into account interest payments related to perpetual debts classified in equity, excluding Forex impacts. Previously disclosed fully diluted net income per share included Forex adjustments and amounted to €1.51 in FY10.

Underlying Earnings

Underlying Earnings were down 3% to Euro 3,880 million. Life & Savings Underlying Earnings grew by 1% driven by an improving investment margin and higher average unit-linked assets partly offset by a decrease in net technical margin mainly on Variable Annuity. Property & Casualty Underlying Earnings decreased by 2% following a slight increase in combined ratio, up 0.2 pt to 99.1% (Current Year combined ratio improved by 2.0 pts more than offset by 2.2 pts lower positive prior year reserve developments). In Asset Management, Underlying Earnings fell by 26% mainly as a result of both a non-recurring 2009 tax benefit and a net provision in 2010 related to losses arising from AXA Rosenberg coding error, partly offset higher average assets under management.

Increase in both investment margin and fees partly offset by net technical margin

- **Life & Savings Underlying Earnings** were up 1% to Euro 2,455 million. Pre-tax Underlying Earnings were up 6% to Euro 3,500 million

Underlying Earnings: margin analysis

Life & Savings Underlying Earnings : margin analysis				
			Change	
In Euro million	FY09	FY10	Reported	on a comparable basis[x]
Margin on revenues	4,569	4,781	+5%	-0%
Margin on assets	4,635	5,370	+16%	+11%
Of which Unit-Linked management fees	*1,822*	*2,056*	*+13%*	*+9%*
Of which General Account investment margin	*2, 179*	*2,536*	*+16%*	*+14%*
Of which Other fees	*633*	*778*	*+23%*	*+8%*
Technical margin	2,003	767	-62%	-56%
Of which mortality, morbidity & other	*2,136*	*1,584*	*-26%*	*-22%*
Of which variable annuity technical margin	*(133)*	*(818)*	*na*	*na*
Expenses, net of DAC/DOC	(7,642)	(7,190)	-6%	-8%
Of which acquisition expenses	*(3,782)*	*(3,153)*	*-17%*	*-14%*
Of which administrative expenses	*(3,860)*	*(4,037)*	*+5%*	*-2%*
VBI amortization	(363)	(250)	-31%	-35%
Tax and minority interests	(865)	(1,045)	+21%	+17%
Life & Savings Underlying Earnings	**2,336**	**2,455**	**+5%**	**+1%**

- **Margin on revenues** was stable at Euro 4,781 million as the decrease in revenues (-3%) was offset by higher margins (+4%), mainly resulting from an improved business mix (increased contribution to revenues from Protection & Health business).
- **Margin on assets** was up 11% to Euro 5,370 million:
  - **Unit-Linked management fees** were up 9% to Euro 2,056 million, benefiting from both higher average reserves (+5%) following equity market appreciation, and favourable country mix (+4%).
  - **General Account investment margin** was up 14% to Euro 2,536 million mainly due to lower policyholders' participation. Investment yield slightly decreased versus FY09 but remained above 4.0% benefiting from long asset duration.
  - **Other fees** were up 8% to Euro 778 million mainly driven by favourable equity market evolution on Mutual funds businesses.

- **Technical margin** was down Euro 1,116[10] million to Euro 767 million, mainly driven by (i) Euro 702 million lower variable annuity technical margin in the US, primarily from the non repeat of 2009 interest rates hedging gains, unfavourable credit spreads evolution and additional GMxB reserve adjustment to assumptions for lower lapse experience (Euro –351 million), (ii) Euro 165 million from non repeat of FY09 one-off gain in the UK mainly as a result of internal restructuring of an annuity portfolio and (iv) Euro 68 million from non repeat of FY09 positive prior year developments on Group retirement business in France.
- **Expenses, net of DAC/DOC** were down 8%[10] to Euro 7,190 million, with administrative expenses down 2%[10] and acquisition expenses down 14%[10] mainly due to lower DAC amortization notably following lower technical margin in the US.
- **VBI amortization** was down 35% to Euro 250 million, driven by Japan and France mainly due to non repeat of FY09 assumption changes.
- **Tax and minority interests** were up 17% to Euro 1,044 million, mainly driven by higher pre-tax earnings and lower positive tax one-offs vs. FY09. Positive tax one-offs amounted to Euro 89 million (vs. Euro 129 million in FY09).

Life & Savings Pre-tax Underlying Earnings by business

Life & Savings Pre-tax Underlying Earnings by business				
			Change	
In Euro million	FY09	FY10	Reported	on a comparable basis
G/A Protection & Health	2,031	2,091	+3%	0%
G/A Savings	522	635	+22%	+17%
Unit-Linked	639	672	+5%	+3%
Mutual funds & Other	10	101	na	na
Life & Savings Pre-tax Underlying Earnings	**3,201**	**3,500**	**+9%**	**+6%**

- **G/A Protection & Health** were stable at Euro 2,091 million as increase in investment margin and loadings on premiums was offset by non repeat of both 2009 high level of surrender margin in Japan and positive prior year reserve developments in Belgium.
- **G/A Savings** were up 17% to Euro 635 million, primarily driven by an increase in investment margin.
- **Unit-Linked** were up 3% to Euro 672 million, mainly driven by a strong increase in management fees partly offset by lower US VA pre-tax Underlying Earnings which amounted to Euro 147 million in FY10 vs. Euro 246 million in FY09.
- **Mutual funds & Other** were up to Euro 101 million, mainly driven by higher funds under management benefiting from equity market upturn, as well as productivity gains at Bluefin in the UK following 2009 restructuring plan.

P&C current year combined ratio down 2 points

- **Property & Casualty Underlying Earnings** were down 2% to Euro 1,692 million with a combined ratio up 0.2 pt to 99.1% and a current year combined ratio down 2.0 points to 102.4%.

Property & Casualty : Combined ratio by country/region			
In %	FY09	FY10	Change on a comparable basis
NORCEE[(a)]	97.8	98.5	+0.9 pt
of which Belgium	*99.8*	*98.5*	*-1.3 pts*
of which Switzerland	*94.0*	*88.8*	*-5.1 pts*
of which Germany	*98.7*	*104.6*	*+5.9 pts*
France	99.1	99.1	+0.0 pt
MedLA[(b)]	99.0	97.7	-1.4 pts
UK & Ireland	102.2	103.9	+1.6 pts
Rest of the world	96.6	96.8	+0.3 pt
Total P&C	**99.0**	**99.1**	**+0.2 pt**

(a) Northern Central and Eastern Europe: Germany, Belgium, Switzerland, Central and Eastern Europe, Luxembourg and Ukraine

(b) Mediterranean and Latin American Region: Italy, Spain, Portugal, Turkey, Mexico, Gulf region, Greece and Morocco.

Loss ratio increased by 0.3 point to 71.1% as a result of:

- -1.9 pts in current year loss ratio to 74.4% of which
  - -0.2 pt from natural catastrophes (slightly lower than 2009 level driven by Xynthia storm in continental Europe, freezes in the UK and difficult winter conditions overall),
  - -1.7 pts in current year loss ratio excluding natural catastrophes, mainly due to price increases (-2.0pts improvement on a net earned basis)
- +2.2 pts prior year reserve developments, with reserving ratio at 185%.

Expense ratio decreased by 0.1 point to 28.0% with acquisition expense ratio down 0.4 point (mainly thanks to the renegotiation of brokers' commissions in the UK), while administrative expense ratio was up 0.3 point.

Investment Income[xi] was fairly stable at Euro 2,115 million, with an investment yield at 4.0%.

Tax and minority interests were nearly flat at Euro 665 million as lower pre-tax earnings were offset by lower positive tax one-offs which amounted to Euro 13 million (vs. Euro 61 million in FY09)

Asset Management underlying earnings impacted by one-offs

- **Asset Management Underlying Earnings** were down 26% to Euro 269 million mainly as a result of both non-recurring 2009 tax benefit and a net provision related to losses arising from AXA Rosenberg coding error. Excluding these impacts, Underlying Earnings would have been up 12%.

  AllianceBernstein Underlying Earnings were down 25% to Euro 143 million due to the non repeat of a Euro 62 million positive tax benefit in 2009. Excluding this impact, Underlying Earnings would have been up 12% benefiting from higher revenues mainly driven by higher average assets under management partly offset by higher expenses.

  AXA Investment Managers Underlying Earnings were down 27% to Euro 125 million due to a Euro 66 million net provision related to losses arising from AXA Rosenberg coding error. Excluding this provision, Underlying Earnings would have been up 11% mainly due to higher revenues (mainly performance fees) and higher carried interests partly offset by higher expenses.

- **International Insurance Underlying Earnings** were flat at Euro 290 million, mainly as the strong performance of AXA Corporate Solution Assurance with 2.2 pts improvement in combined ratio (96.9% in FY10), was offset by lower favourable developments on run-off portfolios.

- **Banking Underlying Earnings** increased to Euro 9 million (vs. Euro -2 million in FY09).

- **Holdings[7] Underlying Earnings** decreased by Euro 36 million on a comparable basis to Euro -836 million.

Adjusted Earnings

Up 20% driven by higher realized gains and lower impairments

Adjusted Earnings increased strongly by 20% to Euro 4,317 million, benefiting from both higher realized capital gains and lower impairment charges.

FY10 realized capital gains amounted to Euro 920[xii] million vs. Euro 725 million in FY09. Impairments amounted to Euro 379 million (of which Euro 170 million on equities and Euro 166 million on fixed income assets) vs. Euro 1,028 million in FY09.

Net Income

Net income reduced by the partial sale of the UK Life operations

Net Income was down 26% to Euro 2,749 million. Excluding the Euro 1,642 million exceptional loss related to the partial sale of the UK Life operations, net income was up 18% to Euro 4,391 million, mainly benefiting from higher Adjusted Earnings.

FY10 change in fair value amounted to Euro 185 million mainly as a result of:

(i) Euro -42 million impact from credit spreads and interest rates

(ii) Euro +224 million mark to market of equity and alternative assets, mainly Private Equity

(iii) Euro +131 million impact from mark-to-market of ABS

(iv) Euro -129 million impact from balance sheet derivatives

Other items amounted to Euro -1,616 million, of which Euro -1,642 million exceptional loss related to the partial sale of the UK Life operations.

Group Embedded Value

Group EV up 11% to €14.9 per share

Group EV was up Euro 3.7 billion from Euro 30.4 billion to Euro 34.2 billion, or up 11% to Euro 14.9 per share.

In Euro million	2009	In% of Group EV	2010	In% of Group EV
Opening Group EV	18,600		30,422	
Opening adjustments	57		-106	
Operating return	4,974	+27%	7,156	+24%
Investment experience	4,397	+24%	-2,228	-7%
Total return on Group EV	**9,371**	**+50%**	**4,928**	**+16%**
Dividend paid	-836		-1,259	
Exchange rate movement impact	272		-193	
Capital increases	2,434		385	
Change in scope and other	522		-25	
Closing Group EV	**30,422**		**34,152**	
o/w VIF	*18,456*		*20,087*	
o/w TNAV	*11 967*		*14,065*	

In line with industry practices, AXA adjusted its market-consistent methodology in terms of liquidity premium (calibration and allowance by products) and yield curve extrapolation, resulting in an opening negative adjustment of Euro -0.3 billion.

In 2010, the Group EV benefited from a Euro 1.7 billion impact from the use of a liquidity premium versus Euro 2.6 billion in 2009.

Operating return amounted to Euro 7.2 billion. The increase vs. FY09 was mainly driven by higher inforce and new business contributions in Life & Savings as well as favourable operational assumption changes of Euro 1.8 billion mainly in France following the use of a lower projected loss ratio for Protection business based on positive experience in recent years.

Investment experience amounted to Euro -2.2 billion mainly due to lower interest rates, higher interest rate volatilities and widening credit spreads.

Operating Free Cash Flow

Group Operating Free Cash Flow was up from Euro 3.1 billion to Euro 3.7 billion mainly benefiting from the increase in the Life & Savings Operating Free Cash Flow up from Euro 0.8 billion to Euro 1.4 billion.

Dividend

A dividend of Euro 0.69 per share (up 25% vs. FY09) will be proposed at the Annual General Meeting that will be held on April 27, 2011. The dividend is expected to be paid on May 4, 2011 with an ex-dividend date of April 29, 2011.

Shareholders' Equity & Solvency & Debt

- **Shareholders' equity** was Euro 49.7 billion, up Euro 3.5 billion vs. December 31, 2009, benefiting from a Euro 1.5 billion increase in net unrealized gains, a positive Euro 1.0 billion forex impact net of hedging instruments and Euro 2.7 billion net income for the period, partly offset by Euro 1.3 billion 2009 dividend payment and by an increase of Euro 0.4 billion in pension deficits.

  Net unrealized gains on real estate & loans (not included in shareholders' equity) increased by Euro 0.3 billion to Euro 2.9[xiii] billion as of December 31, 2010.

Solvency I ratio up 11 points to 182%

- **Solvency I ratio** was 182% post-dividend, up 11 points vs. December 31, 2009, notably benefiting from Underlying Earnings (+17 points) partly offset by proposed dividend (-7 points).

  Indicative sensitivities to market movements are: -6 pts to -10% in equity markets, -6 pts to -10% in real estate markets, -2 pts to -10% in private equity market value.
  On fixed income assets, sensitivities to market movements are: -8 pts to 10 bps increase in interest rates, -3 pts to 10 bps increase in credit spreads, with the combination of both impacts capped at -28 pts of Solvency.

- **Economic capital ratio** increased from 167% as at December 31, 2009 to ca. 175% as at December 31, 2010.

Debt gearing up 1 pt to 28%

- **Financial structure**.

  AXA's net financial debt was up Euro 1.7 billion to Euro 15.2 billion, mainly from forex impact on nominal debt and related hedging instruments (Euro +3.1 billion), partly offset by the partial sale of the UK Life operations (Euro -1.7 billion).

  Debt gearing was up 1 pt to 28% mainly as a result of forex impact partly offset by earnings net of dividend.

  Interest coverage ratio increased to 8.5x from 7.9x in FY09.

Invested assets

AXA's invested assets amounted to Euro 618 billion including Euro 447 billion in the General Account, invested in a diversified portfolio mainly comprised of fixed income investments (83%), cash (5%), real estate (5%) and listed equities (4%).

General Account asset movements included:

(i) Net inflows: invested mainly in government bonds

(ii) Mark to market effect: fixed income assets benefiting from interest rate decreases

(iii) Forex effect: depreciation of the Euro mainly against USD, JPY and CHF

(iv) Scope effect: Euro -6 billion related to the partial sale of the UK Life operations.

Exposure to certain European government bonds: AXA's exposure net of policyholders' participation and tax was estimated at Euro 6.0bn for Italy, Euro 4.1bn for Spain, Euro 0.7bn for Portugal, Euro 0.3bn for Greece and Euro 0.3bn for Ireland.

Notes

---

[i] Annual Premium Equivalent (APE) represents 100% of new business regular premiums + 10% of new business single premiums. APE is Group share.

[ii] Life & Savings high growth markets are: Hong-Kong, Central & Eastern Europe (Poland, Czech Republic, Slovakia and Hungary), South-East Asia (Singapore, Indonesia, Philippine and Thailand), China, India, Morocco, Mexico and Turkey.
Property & Casualty high growth markets are: Morocco, Mexico, Turkey, Gulf, Hong-Kong, Singapore, Malaysia, Russia, Ukraine and Poland (exc. Direct)
Direct markets are: AXA Global Direct (France, Belgium, Spain, Portugal, Italy, Poland, Korea and Japan), UK Direct operations.

[iii] New Business Value is Group share.

[iv] Operating Free Cash Flow corresponds to Underlying earnings of Property & Casualty, International, Asset Management and Banking activity in addition to Life & Savings normalized expected cash flow from inforce net of new business investment (new business required capital + new business strain)

[v] (net financing debt + perpetual subordinated debt) / (shareholders' equity, excluding fair value recorded in shareholders' equity + net financing debt).

[vi] The difference with Euro 1,104 billion of total assets under management corresponds to assets directly managed by AXA insurance companies.

[vi] And Other Companies

[vii] Underlying Earnings are Adjusted Earnings, excluding net capital gains attributable to shareholders. Adjusted Earnings represent Net income before the impact of exceptional operations, goodwill and related intangibles amortization/impairments, and profit or loss on financial assets (classified under the fair value option) and derivatives. Life & Savings NBV and APE, Adjusted and Underlying Earnings are non-GAAP measures and as such are not audited, may not be comparable to similarly titled measures reported by other companies, and should be read together with our GAAP measure. Management uses these non-GAAP measures as key indicators of performance in assessing AXA's various businesses and believes that the presentation of these measures provide useful and important information to shareholders and investors as measures of AXA's financial performance

[ix] Net of interest charges on perpetual subordinated notes (TSDI) and perpetual deeply subordinated notes (TSS)

[x] Changes are adjusted for the Forex and reclassifications between margins including the reclassification in France from technical margin to acquisition expenses of charges in the context of the renewal of some Group protection contracts in 2009. Full details are provided in the activity report.

[xi] Net of financial charges

[xii] Including Euro 190 million from release of the excess tax provision over exit tax on past realised capital gains on fixed maturity securities in French insurance companies.

[xiii] Excluding net unrealized gains on bank loans. Total off-balance sheet net unrealized gains, including net unrealized gains on bank loans, amounted to Euro 3.3 billion in FY09 and Euro 3.5 billion in FY10

About AXA

AXA Group is a worldwide leader in Financial Protection. AXA's operations are diverse geographically, with major operations in Europe, North America and the Asia/Pacific area. For full year 2010, IFRS revenues amounted to Euro 91.0 billion and IFRS underlying earnings to Euro 3.9 billion. AXA had Euro 1,104 billion in assets under management as of December 31, 2010.
The AXA ordinary share is listed on compartment A of Euronext Paris under the ticker symbol CS (ISIN FR0000120628 – Bloomberg: CS FP – Reuters: AXAF.PA). AXA's American Depositary Share is also quoted on the OTC QX platform under the ticker symbol AXAHY.

This press release is available on the AXA Group website: www.axa.com

AXA Investor Relations:

Mattieu Rouot :	+33.1.40.75.46.85
Gilbert Chahine:	+33.1.40.75.56.07
Sylvie Gleises:	+33.1.40.75.49.05
Thomas Hude:	+33.1.40.75.97.24
Solange Brossollet:	+33.1.40.75.73.60
Florian Bezault:	+33.1.40.75.59.17
Jennifer Lawn:	+1.212.314.28.68

AXA Media Relations:

Emmanuel Touzeau:	+33.1.40.75.46.74
Brice Le Roux:	+33.1.40.75.57.26
Sara Gori:	+33.1.40.75.58.06
Guillame Borie:	+33.1.40.75.49.98
Hélène Caillet:	+33.1.40.75.55.51

AXA Individual shareholders Relations: +33.1.40.75.48.43

IMPORTANT LEGAL INFORMATION AND CAUTIONARY STATEMENTS CONCERNING FORWARD-LOOKING STATEMENTS

Certain statements contained herein are forward-looking statements including, but not limited to, statements that are predictions of or indicate future events, trends, plans or objectives. Undue reliance should not be placed on such statements because, by their nature, they are subject to known and unknown risks and uncertainties. Please refer to the section "Cautionary statements" in page 2 of AXA's Document de Référence for the year ended December 31, 2009, for a description of certain important factors, risks and uncertainties that may affect AXA's business. AXA undertakes no obligation to publicly update or revise any of these forward-looking statements, whether to reflect new information, future events or circumstances or otherwise.

APPENDIX 1: AXA Group IFRS revenues – FY10 vs. FY09

AXA Group IFRS revenues – contributions & growth by segment and country/region

In Euro million	FY09 IFRS	FY10 IFRS	IFRS revenues change Reported	IFRS revenues change Comp. basis
United States	9,384	9,458	+0.8%	-3.4%
France	16,340	14,624	-10.5%	-10.5%
NORCEE	14,187	15,047	+6.1%	+3.1%
of which Germany	*6,694*	*6,867*	*+2.6%*	*+2.6%*
of which Switzerland	*4,437*	*5,082*	*+14.5%*	*+5.6%*
of which Belgium	*2,515*	*2,504*	*-0.4%*	*-0.4%*
of which Central & Eastern Europe	*468*	*512*	*+9.4%*	*+4.5%*
United Kingdom	2,783	2,040	-26.7%	-0.0%
Asia Pacific	8,337	8,676	+4.1%	-3.5%
of which Japan	*5,438*	*5,560*	*+2.3%*	*-4.1%*
of which Australia/New-Zealand	*1,532*	*1,551*	*+1.3%*	*-17.1%*
of which Hong Kong	*1,203*	*1,321*	*+9.8%*	*+13.3%*
of which South East Asia & China	*164*	*244*	*+48.5%*	*30.3%*
MedLA	6,473	6,944	+7.3%	+7.0%
of which Spain	*754*	*724*	*-4.0%*	*-4.0%*
of which Italy	*4,994*	*5,483*	*+9.8%*	*+9.8%*
of which other	*725*	*738*	*+1.8%*	*-0.7%*
Canada	115	132	+14.1%	-0.7%
Life & Savings	**57,620**	**56,923**	**-1.2%**	**-2.5%**
of which Mature markets	*55,402*	*54,439*	*-1.7%*	*-3.0%*
of which high growth markets[2]	*2,218*	*2,485*	*12.0%*	*+10.8%*
NORCEE	7,907	8,085	+2.2%	-0.9%
of which Germany	*3,501*	*3,458*	*-1.3%*	*-1.3%*
of which Belgium	*2,130*	*2,099*	*-1.5%*	*-1.5%*
of which Switzerland	*2,154*	*2,327*	*+8.1%*	*-0.4%*
France	5,684	5,849	+2.9%	+2.9%
Mediterranean Region	6,697	6,888	+2.9%	-0.0%
of which Spain	*2,496*	*2,348*	*-5.9%*	*-5.9%*
of which Italy	*1,479*	*1,508*	*+2.0%*	*+2.0%*
of which other	*2,723*	*3,031*	*+11.3%*	*+4.2%*
United Kingdom & Ireland	3,905	4,147	+6.2%	+3.1%
Canada	1,167	1,428	+22.3%	+6.4%
Asia	813	1,016	+24.9%	+6.8%
Property & Casualty	**26,174**	**27,413**	**+4.7%**	**+1.3%**
AXA Corporate Solutions Assurance	1,930	1,931	+0.0%	-2.9%
Others	930	917	-1.5%	-3.0%
International Insurance	**2,860**	**2,847**	**-0.4%**	**-2.9%**
AllianceBernstein	1,887	2,109	+11.8%	+7.2%
AXA Investment Managers	1,187	1,219	+2.6%	+1.5%
Asset Management	**3,074**	**3,328**	**+8.2%**	**+5.0%**
Banking	**395**	**459**	**+16.3%**	**+16.0%**
Total	**90,124**	**90,972**	**+0.9%**	**-1.1%**

APPENDIX 2: Life & Savings – Breakdown of APE between Unit-Linked non Unit-Linked and mutual funds

Breakdown of APE – 12 main countries, regions and modelled businesses						
Group share in Euro million	FY10 APE			% UL in APE (excl. mutual funds)		UL change on comparable basis
	UL	Non-UL	Mutual Funds	FY09	FY10	
France	153	1,231		12%	11%	-18%
United States	438	210	338	74%	68%	-23%
United Kingdom	402	30	114	88%	93%	+22%
NORCEE						
Germany	131	334		28%	28%	-1%
Switzerland	28	254	0	12%	10%	-13%
Belgium	19	200		5%	9%	+40%
Central & Eastern Europe	201	28	45	78%	88%	+33%
ASIA PACIFIC						
Japan	119	346		20%	26%	+3%
Australia/New-Zealand	31	43	209	43%	42%	-31%
Hong Kong	63	96	0	36%	40%	+39%
South East Asia & China	84	81		51%	51%	+64%
MedLA	106	436	10	21%	20%	+6%
Spain	13	66	8	14%	17%	+15%
Italy	88	271	2	26%	24%	+7%
Other (a)	5	100		7%	5%	-21%
Total	**1,776**	**3,290**	**715**	**38%**	**35%**	**+0%**

(a) Portugal, Greece, Turkey, Mexico and Morocco

APPENDIX 3: AXA Group IFRS Revenues in local currency – Discrete quarters

(In million local currency except Japan in billion)	1Q09	2Q09	3Q09	4Q09	1Q10	2Q10	3Q10	4Q10
Life & Savings								
United States	4,197	3,257	2,670	2,962	3,084	3,174	3,138	3,249
France	4,012	4,012	3,623	4,694	3,824	3,502	3,500	3,799
NORCEE								
of which Germany	*1,516*	*1,540*	*1,829*	*1,810*	*1,696*	*1,786*	*1,628*	*1,757*
of which Switzerland	*4,188*	*922*	*749*	*838*	*4,325*	*899*	*868*	*978*
of which Belgium	*534*	*514*	*603*	*865*	*731*	*605*	*549*	*618*
of which Central & Eastern Europe	*115*	*113*	*116*	*124*	*119*	*118*	*123*	*151*
United Kingdom	556	599	620	705	605	612	417	123
Asia Pacific								
of which Japan	*174*	*188*	*167*	*176*	*154*	*210*	*154*	*158*
of which Australia/New-Zealand	*918*	*607*	*586*	*606*	*559*	*646*	*544*	*513*
of which Hong Kong	*3,178*	*3,099*	*3,317*	*3,407*	*3,368*	*3,493*	*3,659*	*3,196*
MedLA	1,417	1,532	1,471	2,053	2,355	1,879	1,464	1,245
Property & Casualty								
NORCEE								
of which Germany	*1,619*	*587*	*699*	*596*	*1,584*	*593*	*692*	*588*
of which Switzerland	*2,686*	*260*	*162*	*144*	*2,645*	*256*	*182*	*154*
of which Belgium	*648*	*513*	*491*	*479*	*634*	*504*	*479*	*482*
France	1,864	1,224	1,346	1,250	1,902	1,279	1,375	1,293
MedLA	1,725	1,678	1,403	1,891	1,745	1,693	1,469	1,982
United Kingdom & Ireland	881	952	891	757	872	978	902	821
Asia	212	205	206	191	243	258	279	236
Canada	385	530	484	452	404	560	528	478
International Insurance								
AXA Corporate Solutions Assurance	900	355	343	332	933	338	326	334
Others	279	196	234	221	279	212	208	217
Asset Management								
AllianceBernstein	610	624	667	731	701	712	685	722
AXA Investment Managers	295	284	284	325	302	303	263	350
Banking & Holdings	78	89	91	80	90	97	87	117

APPENDIX 4: FY10 Property & Casualty revenues contribution & growth by business line

Property & Casualty revenues – contribution & growth by business line

in %	Personal Motor		Personal Non-Motor		Commercial Motor		Commercial Non-Motor	
	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis	% Gross revenues	Change on comp. basis
France	33%	+3%	29%	+6%	8%	+2%	31%	+0%
United Kingdom (a)	26%	+34%	36%	+1%	7%	+10%	32%	-11%
NORCEE	32%	+1%	26%	-1%	7%	+1%	32%	-3%
Of which Germany	*28%*	*-1%*	*36%*	*-3%*	*6%*	*+2%*	*22%*	*-1%*
Of which Belgium	*30%*	*+2%*	*21%*	*+3%*	*12%*	*-1%*	*37%*	*-7%*
Of which Switzerland	*35%*	*+1%*	*17%*	*+2%*	*4%*	*+0%*	*44%*	*-2%*
MedLA	43%	+1%	21%	+6%	10%	-7%	26%	-4%
Of which Spain	*51%*	*-7%*	*24%*	*+4%*	*7%*	*-21%*	*18%*	*-8%*
Of which Italy	*57%*	*+2%*	*30%*	*+5%*	*1%*	*-37%*	*12%*	*+1%*
Of which other (b)	*31%*	*+14%*	*13%*	*+11%*	*17%*	*+1%*	*39%*	*-3%*
Canada	37%	+6%	20%	+8%	7%	+8%	37%	+5%
Asia	73%	+4%	8%	+23%	5%	+12%	16%	+1%
Total	**36%**	**+5%**	**26%**	**+3%**	**8%**	**-0%**	**30%**	**-3%**

(a) Including Ireland.
(b) Portugal, Greece, Turkey, Mexico, Gulf region and Morocco

APPENDIX 5: Life & Savings quarterly New Business Value (NBV) and NBV margin restated based on FY10 profitability factors

in Euro million	1Q10			2Q10			3Q10			4Q10		
	NBV	APE	NBV margin	NBV	APE	NBV margin	NBV	APE	NBV margin	NBV	APE	NBV margin
United States	29	231	12%	34	274	12%	30	236	13%	29	245	12%
France	38	346	11%	41	335	12%	32	315	10%	48	388	12%
United Kingdom	8	161	5%	7	134	5%	8	126	6%	6	124	5%
NORCEE	**100**	**382**	**26%**	**65**	**276**	**23%**	**69**	**280**	**25%**	**65**	**301**	**22%**
Germany	29	136	22%	21	111	19%	24	111	22%	21	106	20%
Switzerland	55	128	43%	29	51	56%	25	54	46%	16	49	32%
Belgium	4	68	6%	5	55	8%	7	54	13%	7	42	16%
Central & Eastern Europe	11	51	21%	10	58	18%	13	61	22%	22	104	21 %
ASIA PACIFIC	**114**	**231**	**49%**	**142**	**293**	**48%**	**151**	**265**	**57%**	**182**	**284**	**64%**
Japan	67	91	73%	83	131	63%	89	113	79%	115	130	89%
Australia/New-Zealand	9	69	13%	12	84	14%	12	70	17%	12	60	20%
Hong Kong	22	33	66%	29	38	75%	30	40	75%	34	48	71%
South East Asia & China	16	38	43%	18	41	45%	21	42	50%	21	46	46%
MedLA	**22**	**171**	**13%**	**23**	**151**	**15%**	**19**	**109**	**18%**	**27**	**121**	**22%**
Of which Spain	2	22	10%	3	19	14%	2	17	9%	3	28	12%
Of which Italy	15	121	13%	15	104	15%	13	69	18%	17	67	26%
Of which other	4	28	15%	5	29	18%	5	22	22%	7	26	26%
TOTAL	**311**	**1,522**	**20%**	**311**	**1,464**	**21%**	**310**	**1,331**	**23%**	**358**	**1,464**	**24%**
Of which high growth markets	51	141	36%	59	157	37%	66	157	42%	79	212	37%
Of which mature markets	260	1,381	19%	252	1,307	19%	244	1,174	21%	279	1,252	22%

APPENDIX 6: FY10 Property & Casualty price increases /

Property & Casualty price increases by country and business line		
In %	Personal	Commercial[a]
France	+3.6%	+3.3%
Germany	-0.2%	-0.0%
United Kingdom & Ireland	+11.0%	+3.5%
Switzerland	-0.6%	-0.9%
Belgium	+2.6%	+0.0%
Canada	+5.6%	+1.4%
MedLA	+4.0%	+2.9%
Total	**+3.8%**	**+2.1%**

[a] New business only

APPENDIX 7: Life & Savings New Business Volume (APE), Value (NBV) and NBV to APE margin /

APE, NBV & NBV margin - main countries, regions and modelled businesses

in Euro million	FY09 APE	FY10 APE	Change on a comparable basis	FY09 NBV	FY10 NBV	Change on a comparable basis	FY10 NBV/APE margin	Change on a comparable basis
United States	994	986	-4.9%	73	122	+61.7%	12.4%	+5.1 pts
France	1,602	1,384	-13.6%	145	159	+10.2%	11.5%	+2.5 pts
United Kingdom	926	545	+36.3%	97	29	-57.9%	5.4%	-12.0 pts
NORCEE	**1,156**	**1,239**	**-0.8%**	**223**	**299**	**+21.7%**	**24.1%**	**+4.4 pts**
Germany	469	464	-1.1%	63	96	+51.5%	20.6%	+7.2 pts
Switzerland	255	283	+2.2 %	84	124	+35.7%	43.9%	+10.8 pts
Belgium	264	218	-17.2%	41	22	-46.1%	10.2%	-5.5 pts
Central & Eastern Europe	168	274	+15.6%	34	56	+16.1%	20.6%	+0.1 pt
ASIA PACIFIC	**1,013**	**1,073**	**-5.1%**	**496**	**589**	**+9.4%**	**54.9%**	**+7.5 pts**
Japan	532	465	-18.0%	330	354	+0.7%	76.1%	+14.2 pts
Australia/New-Zealand	269	283	-13.9%	38	44	-4.0%	15.6%	+1.6 pts
Hong Kong	123	159	+24.8%	78	114	+39.9%	71.6%	+7.7 pts
South East Asia & China	88	166	+58.0%	50	77	+29.1%	46.2%	-10.3 pts
MedLA	**497**	**553**	**+9.9%**	**79**	**91**	**+14.2%**	**16.5%**	**+0.6 pt**
Spain	92	87	-5.5%	9	10	+7.3%	11.4%	+1.4 pts
Italy	310	361	+16.2%	53	60	+13.8%	16.7%	-0.3 pt
Other	95	105	+3.9%	17	21	+19.0%	20.2%	+2.6 pts
TOTAL	**6,188**	**5,780**	**-2.4%**	**1,113**	**1,290**	**+11.8%**	**22.3%**	**+2.8 pts**
Of which high growth markets	*434*	*667*	*+25.2%*	*168*	*254*	*+30.1%*	*38.2%*	*+1.4 pts*
Of which mature markets	*5,754*	*5,114*	*-5.0%*	*944*	*1,035*	*+8.2%*	*20.2%*	*+2.4 pts*

APPENDIX 8: Earnings summary after taxes and minority interests /

Consolidated Earnings (in Euro million)	**Net income Group Share**		Integration costs		Goodwill and related intangibles		Exceptional and discontinued operations		Profit or loss (including change) on financial assets (under Fair Value option) & derivatives		**Adjusted Earnings**		Net realized capital gains attributable to shareholders		**Underlying Earnings**		Underlying Earnings	
	FY09	**FY10**	**FY09**	**FY10**	**FY09**	**FY10**	**FY09**	**FY10**	**FY09**	**FY10**	**FY09**	**FY10**	**FY09**	**FY10**	**FY09**	**FY10**	Change	Change at constant FX
Life & Savings	**2,075**	**1,396**	**(11)**	**(16)**	**(21)**	**(23)**	**(105)**	**(1,646)**	**(52)**	**347**	**2,263**	**2,734**	**(73)**	**279**	**2,336**	**2,455**	**+5%**	**+1%**
France	842	917	-	-	-	-	-	-	281	63	561	854	91	247	470	607	+29%	+29%
United States	(28)	410	-	(3)	(1)	(1)	-	-	(555)	73	529	340	(16)	(138)	545	478	-12%	-16%
United Kingdom	(33)	(1,468)	-	(1)	(13)	(12)	(3)	(1,642)	(165)	59	148	128	(38)	(6)	186	134	-28%	-30%
Japan	420	377	(2)	(9)	-	-	-	-	191	46	231	340	20	5	211	335	+59%	+49%
Germany	(50)	214	(3)	(0)	-	-	(84)	1	25	29	12	185	(145)	11	157	174	+11%	+11%
Switzerland	185	361	-	-	(5)	(6)	(16)	51	(19)	69	225	247	(1)	34	226	212	-6%	-14%
Belgium	439	265	(4)	(3)	0	-	-	(4)	188	33	256	239	24	69	231	170	-27%	-27%
Mediterranean Region	139	127	(1)	-	(0)	(0)	1	-	20	(24)	119	152	4	35	115	117	+2%	+1%
Other countries	161	194	-	(0)	(2)	(3)	(3)	(52)	(17)	(0)	183	250	(13)	22	195	228	+17%	+5%
of which Australia/New Zealand	*27*	*76*	*-*	*-*	*-*	*-*	*10*	*(2)*	*(12)*	*1*	*29*	*77*	*(17)*	*(4)*	*46*	*82*	*+77%*	*+46%*
of which Hong Kong	*132*	*162*	*-*	*-*	*-*	*-*	*-*	*-*	*(4)*	*-*	*137*	*161*	*2*	*19*	*135*	*142*	*+6%*	*+1%*
Property & Casualty	**1,516**	**1,750**	**(46)**	**(22)**	**(64)**	**(64)**	**32**	**6**	**187**	**27**	**1,406**	**1,803**	**(264)**	**111**	**1,670**	**1,692**	**+1%**	**-2%**
France	445	462	-	-	-	-	-	-	65	(6)	380	468	(26)	36	406	432	+6%	+6%
United Kingdom & Ireland	44	32	-	(10)	(6)	(5)	-	-	7	5	42	42	(58)	(9)	100	50	-50%	-49%
Germany	207	190	(21)	(3)	-	(0)	26	-	23	7	179	185	(105)	8	283	177	-38%	-38%
Belgium	186	151	(18)	(9)	(2)	(2)	-	(2)	62	20	143	144	(25)	(15)	168	159	-6%	-6%
MedLA	277	368	(7)	-	(25)	(24)	7	(1)	22	13	281	380	(44)	22	326	358	+10%	+8%
Switzerland	227	370	-	-	(25)	(26)	(1)	9	5	(12)	247	400	(13)	40	260	359	+38%	+27%
Other countries	130	177	-	(0)	(6)	(7)	-	-	3	(1)	133	185	7	28	126	157	+24%	+10%
International Insurance	**326**	**378**	**-**	**-**	**(1)**	**-**	**1**	**3**	**20**	**32**	**306**	**343**	**19**	**53**	**286**	**290**	**+1%**	**+0%**
AXA Corporate Solutions Assurance	160	192	-	-	-	-	-	-	16	26	144	166	12	5	132	161	+22%	+21%
Other	166	186	-	-	(1)	-	1	3	5	6	161	177	7	48	154	129	-16%	-18%
Asset Management	**409**	**255**	**-**	**(31)**	**-**	**-**	**5**	**2**	**49**	**21**	**355**	**264**	**-**	**(5)**	**355**	**269**	**-24%**	**-26%**
AllianceBernstein	205	116	-	(29)	-	-	-	2	20	0	185	143	-	0	185	143	-22%	-25%
AXA Investment Managers	204	139	-	(2)	-	-	5	-	29	20	171	120	-	(5)	171	125	-27%	-27%
Banking	**(17)**	**9**	**(4)**	**(6)**	**-**	**(0)**	**-**	**-**	**(8)**	**9**	**(6)**	**7**	**(4)**	**(3)**	**(2)**	**9**	**+643%**	**+758%**
Holdings & other	**(703)**	**(1,040)**	**-**	**(0)**	**-**	**-**	**(135)**	**20**	**298**	**(226)**	**(867)**	**(834)**	**(64)**	**2**	**(793)**	**(836)**	**-5%**	**-5%**
TOTAL	3,606	2,749	(60)	(76)	(85)	(87)	(202)	(1,616)	485	210	3,468	4,317	(386)	437	3,854	3,880	+1%	-3%

APPENDIX 9: AXA Group simplified Balance Sheet

AXA Group Assets		
In Euro billion	FY09	FY10 (preliminary)
Goodwill	16.5	16.7
VBI	3.6	3.1
DAC & equivalent	18.8	19.6
Other intangibles	3.1	3.6
Investments	590.0	594.7
Other assets & receivables	56.6	71.9
Cash & cash equivalents	19.6	22.1
TOTAL ASSETS	**708.3**	**731.9**

roup liabilities		
In Euro billion	FY09	FY10 (preliminary)
Shareholders' Equity, Group share	46.2	49.7
Minority interests	3.7	4.2
SH EQUITY & MINORITY INTERESTS	**49.9**	**53.9**
Financing debt	10.2	10.5
Technical reserves	569.1	563.6
Provisions for risks & charges	9.5	10.5
Other payables & liabilities	69.5	93.5
TOTAL LIABILITIES	**708.3**	**731.9**

APPENDIX 10: 4Q10 AND 1Q11 Main Press Releases

- 10/28/2010 - ICBC joined forces with AXA and Minmetals to expand in China insurance market together
- 10/28/2010 - 9M 2010 activity indicators
- 10/29/2010 - AXA announces the subscription prices for its 2010 employee share offering (Shareplan 2010)
- 11/02/2010 - AXA Global P&C announces the successful placement of €275 million catastrophe bonds
- 11/15/2010 - AXA and AMP make a joint proposal to AXA APH where AXA would dispose of its 54% stage in AXA APH to AMP and would acquire AXA APH Asian operations
- 11/16/2010 - AXA holds today its Autumn Investor Seminar
- 11/29/2010 - AXA, AMP and AXA APH have signed a transaction documents to implement proposal
- 12/03/2010 - Christopher "Kip" Condron to retire first of the year
- 12/06/2010 - Results of the AXA Group employee share offering in 2010
- 12/20/2010 - Jérôme Droesch is appointed CEO of AXA Gulf
- 12/30/2010 - AXA Central & Eastern Europe continues its expansion: acquisition of B&B Insurance in Belarus
- 02/01/2011 - AXA signs the European Road Safety Charter
- 02/03/2011 - No additional material impact expected from AXA Rosenberg settlement with the US SEC

Please refer to the following web site address for further details:

http://www.axa.com/en/press/pr/

APPENDIX 11: 4Q10 operations on AXA shareholders' equity and debt

Shareholders' Equity

No significant operations.

Debt

No significant operations.